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                                                                     Exhibit 1.1

                             1,100,000 Common Shares

                                IT STAFFING LTD.

                             UNDERWRITING AGREEMENT

                                                                    May __, 1999

STRASBOURGER PEARSON TULCIN WOLFF INCORPORATED
WIN CAPITAL CORP.
NUTMEG SECURITIES, LTD.
MASON HILL & CO., INC.
as Representatives of the several Underwriters
  named in Schedule I      attached hereto

       c/o Strasbourger Pearson Tulcin Wolff Incorporated
       61 Broadway
       New York, New York  10006

       c/o Win Capital Corp.
       2 Rector Street
       New York, New York  10006

Ladies and Gentlemen:

         The undersigned, IT Staffing Ltd., an Ontario corporation (the "Company"), hereby confirms its agreement with Strasbourger Pearson Tulcin Wolff Incorporated ("Strasbourger"), Win Capital Corp., Nutmeg Securities, Ltd. and Mason Hill & Co., Inc. as representatives (the "Representatives") of the several underwriters named in Schedule I hereto (the "Underwriters"), and the Underwriters as follows:

         1.       Introduction.

                  (a) The Company proposes to issue and sell to the Underwriters an aggregate of 1,100,000 common shares, no par value, of the Company (the "Common Shares"). Such Common Shares are hereinafter referred to as the "Firm Stock."

                  (b) Solely for the purpose of covering over-allotments, if any, the Company proposes to grant to the Underwriters an option (the "Over-allotment Option") to purchase from it, in the aggregate, up to an additional 165,000 Common Shares. Such Common Shares are hereinafter referred to as the "Additional Stock." The Firm Stock and the Additional Stock are hereinafter referred to as the "Stock."

                  (c) In consideration of the services to be provided under the Financial Advisory Agreement (as defined herein), the Company proposes to sell to the Representatives

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warrants (the "Representatives' Warrants") to purchase up to an aggregate of
110,000 Common Shares (the "Warrant Shares") for an aggregate purchase price of $110.00. The Representatives' Warrants shall be substantially in the form filed as an exhibit to the Registration Statement (as hereinafter defined). The Representatives' Warrants and the Warrant Shares are hereinafter referred to collectively as the "Representatives' Securities." The Stock and the Representatives' Securities are hereinafter referred to collectively as the "Securities."

         2. Representations and Warranties. The Company represents and warrants to, and agrees with, the several Underwriters that:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (Registration No. 333-63909), and may have filed one or more amendments thereto and a Rule 462(b) Registration Statement (as hereinafter defined) in accordance with Rule 462(b) under the Securities Act, including in such registration statement and each such amendment a related preliminary prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "Registration Statement" shall refer to such registration statement referred to in the first sentence of this Section 2(a), as amended, on file with the Commission at the time such registration statement is declared by the Commission to be effective under the Securities Act (including the prospectus, financial statements, and exhibits filed as a part thereof, provided, however, that such registration statement, at the time it is declared by the Commission to be effective under the Securities Act, may omit such information as is permitted to be omitted from such registration statement when it becomes effective under the Securities Act pursuant to Rule 430A of the General Rules and Regulations of the Commission under the Securities Act (the "Regulations"), which information (the "Rule 430A Information") shall be deemed to be included in such registration statement when a final prospectus is filed with the Commission in accordance with Rules 430A and 424(b)(1) or (4) of the Regulations and includes any Rule 462(b) Registration Statement); the term "Preliminary Prospectus" shall refer to each prospectus included in the Registration Statement, or any amendments thereto, before the Registration Statement is declared by the Commission to be effective under the Securities Act, the form of prospectus omitting Rule 430A Information included in the Registration Statement when the Registration Statement becomes effective under the Securities Act, if applicable (the "Rule 430A Prospectus"), and any prospectus filed by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Regulations; and the term "Prospectus" shall refer to the final prospectus forming a part of the Registration Statement in the form first filed with the Commission pursuant to Rule 424(b)(1) or (4) of the Regulations or, if no such filing is required, the form of final prospectus forming a part of the Registration Statement. As used in this Agreement, the term "Rule 462(b) Registration Statement" means the registration statement and any amendments thereto filed pursuant to Rule 462(b) of the Regulations relating to the offering covered by the Initial Registration Statement.

                  (b) When the Registration Statement becomes effective under the Securities Act, and at all times subsequent thereto up to and including the Closing Date (as defined in Section 3(a) hereof) and each Additional Closing Date (as defined in Section 3(b) hereof), and during such longer period as the Prospectus may be required to be delivered in connection with


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sales by the Underwriters or a dealer, and during such longer period until any post-effective amendment thereto shall become effective under the Securities Act, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) will contain all statements which are required to be stated therein in accordance with the Securities Act and the Regulations, will comply with the Securities Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; if a Rule 430A Prospectus is included in the Registration Statement at the time it is declared by the Commission to be effective under the Securities Act, the Prospectus filed pursuant to Rules 430A and 424(b)(1) or (4) of the Regulations will contain all Rule 430A Information and all statements which are required to be stated therein in accordance with the Securities Act or the Regulations, will comply with the Securities Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each Preliminary Prospectus, as of the date filed with the Commission, contained all statements required to be stated therein in accordance with the Securities Act and the Regulations, complied with the Securities Act and the Regulations, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that no representation or warranty is made in this
Section 2(a)(2) with respect to statements or omissions made in reliance upon, and in conformity with, written information furnished to the Company as stated in Section 8(b) with respect to any Underwriter by, or on behalf of, such Underwriter through the Representatives expressly for inclusion in the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto.

                  (c) Neither the Commission nor, to the best knowledge of the Company, the "blue sky" or securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of, or preventing or suspending the use of, the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Securities, nor has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

                  (d) Any contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement.

                  (e) The following corporations are the only subsidiaries (as defined in the Regulations) of the Company: Systemsearch Consulting, Inc., an Ontario corporation ("SCI"), Systems PS Inc., an Ontario corporation ("SPS"), and International Career Specialists Ltd., an


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Ontario corporation ("ICS," and collectively with SCI and SPS, the
"Subsidiaries"). The Company and each of the Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus. The Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing as such in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary, except where the failure to so qualify will not have a material adverse effect on the Company's business, properties, or financial condition on a consolidated basis.

                  (f) The authorized capital stock of the Company consists of 15,000,000 Common Shares, of which 1,677,875 shares are outstanding prior to this offering, and 1,000,000 shares of preferred stock, no par value, of which none are outstanding. Each outstanding Common Share is validly authorized and issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, has not been issued and is not owned or held in violation of any preemptive or similar rights of shareholders. Each share of capital stock of each Subsidiary is owned of record and beneficially by the Company. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any Subsidiary or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, capital stock of the Company, except as may be properly described in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, capital stock of the Company or any Subsidiary, except as may be properly described in the Prospectus. The certificates evidencing the Common Shares are in due and proper form.

                  (g) The consolidated financial statements of the Company and each of the Subsidiaries included in the Registration Statement and the Prospectus fairly present in all material respects, with respect to the Company, the financial position, the results of operations, the cash flows, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) consistently applied throughout the periods involved, are correct and complete in all material respects, and are in accordance with the books and records of the Company. Schwartz Levitsky Feldman, the accountants whose reports on the audited consolidated financial statements for the years ended and at December 31, 1996 and 1997, are filed with the Commission as a part of the Registration Statement, is, and during the periods covered by their reports included in the Registration Statement and the Prospectus was, independent certified public accountants with respect to the Company and each of the Subsidiaries within the meaning of the Securities Act and the Regulations. No other financial


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statements are required by Form SB-2 or otherwise to be included in the
Registration Statement or the Prospectus. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company on a consolidated basis from the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus.

                  (h) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or, to the best knowledge of the Company, in prospect (or any basis therefor) with respect to the Company, any Subsidiary, or any of their respective operations, businesses, properties, or assets, except as may be properly described in the Prospectus or such as individually or in the aggregate do not now have, and will not in the future have, a material adverse effect upon the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company and the Subsidiaries taken as a whole. To the best knowledge of the Company, neither the Company nor any Subsidiary is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have, and will not in the future have, a material adverse effect upon the operations, business, properties, or assets of the Company and the Subsidiaries taken as a whole; nor is the Company or any Subsidiary currently required to take any action in order to avoid any such violation or default.

                  (i) The Company and each Subsidiary has good and marketable title to all properties and assets which the Prospectus indicates are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages, except as may be properly described in the Prospectus or as are not material to the Company and the Subsidiaries taken as a whole. No real property owned, leased, licensed, or used by the Company or any Subsidiary lies in an area which is, or to the knowledge of the Company will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company and the Subsidiaries, each as presently conducted or as the Prospectus indicates it contemplates conducting, except as may be properly described in the Prospectus.

                  (j) Neither the Company or any Subsidiary nor, to the knowledge of the Company, any other party, is now, or is expected by the Company to be, in violation or breach of, or in default with respect to, any provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company and the Subsidiaries taken as a whole, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and effect and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its respective terms. The Company and each Subsidiary enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Except as described in the Prospectus, neither the Company nor any Subsidiary is a party to, or bound by, any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had, or


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may in the future have, a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company and the Subsidiaries taken as a whole. Neither the Company nor any Subsidiary is in violation or breach of, or in default with respect to, any term of its respective certificate of incorporation (or other charter document) or by-laws.

                  (k) The Company and each Subsidiary owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, licenses, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names, and copyrights described or referred to in the Prospectus as owned or used by it or which are necessary for the conduct of its business as currently conducted as described in the Prospectus and, to the best knowledge of the Company, its business as contemplated as described in the Prospectus. To the best knowledge of the Company, all such patents, patent rights, licenses, trademarks, service marks, and copyrights are (i) valid and enforceable, (ii) not being infringed by any third parties which infringement could, singly or in the aggregate, materially and adversely affect the business, properties, operations, condition (financial or otherwise), results of operations, income, or business prospects of the Company and the Subsidiaries taken as a whole, as presently being conducted or as proposed to be conducted as described in the Prospectus, and (iii) are uncontested by any third party. The Company has no knowledge of, nor has it received any notice of, infringement of, or conflict with, asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, licenses, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding could materially and adversely affect the business, properties, operations, condition (financial or otherwise), results of operations, income, or business prospects of the Company and the Subsidiaries taken as a whole, as presently being conducted or as proposed to be conducted as described in the Prospectus.

                  (l) Neither the Company or any Subsidiary, nor, to the best knowledge of the Company, any director, officer, agent, employee, or other person associated with, or acting on behalf of, the Company or any Subsidiary, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. The Company's internal accounting controls and procedures are sufficient to cause the Company and each of the Subsidiaries to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.

                  (m) The Company has all requisite power and authority to execute, deliver, and perform each of this Agreement, the financial advisory agreement, between the Company and the Representatives, a form of which has been filed as an Exhibit to the Registration Statement (the "Financial Advisory Agreement"), and the Representatives' Warrants. All necessary corporate proceedings of the Company have been duly taken to authorize the


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execution, delivery, and performance by the Company of this Agreement, the
Financial Advisory Agreement, and the Representatives' Warrants. This Agreement has been duly authorized, executed, and delivered by the Company and is the legal, valid, and binding obligation of the Company. The Financial Advisory Agreement and the Representatives' Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be legal, valid, and binding obligations of the Company, each enforceable as to the Company in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company or any Subsidiary for the execution, delivery, or performance by the Company of this Agreement, the Financial Advisory Agreement, or the Representatives' Warrants, except filings under the Securities Act which have been or will be made before the Closing Date, and consents consisting only of consents under "blue sky" or securities laws which have been obtained at or prior to the date of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or any Subsidiary is a party, or to which any of their respective properties or assets are subject, is required for the execution, delivery, or performance of this Agreement, the Financial Advisory Agreement, and the Representatives' Warrants; and the execution, delivery, and performance of this Agreement, the Financial Advisory Agreement, and the Representatives' Warrants will not violate, result in a breach of, conflict with, result in the creation or imposition of any lien, charge, or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, or, with or without the giving of notice or the passage of time or both, entitle any party to terminate or call a default under, any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate, result in a breach of, or conflict with any term of the certificate of incorporation (or other charter document) or by-laws of the Company, or violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment, or decree binding on the Company or any Subsidiary or to which any of their respective operations, businesses, properties, or assets are subject.

                  (n) The Firm Stock is validly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or similar rights of shareholders, and the Underwriters will receive good title to the shares of Firm Stock purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements, and voting trusts. The Additional Stock is validly authorized and, when issued in accordance with the terms hereof, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or similar rights of shareholders. The Additional Stock has been duly and validly reserved for issuance. The Stock conforms to all statements relating thereto contained in the Registration Statement and the Prospectus.

                  (o) The Warrant Stock is validly authorized and has been duly and validly reserved for issuance and, when issued and delivered upon exercise of the Representatives' Warrants in accordance with the terms thereof, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be


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issued in violation of any preemptive or similar rights of shareholders; and the holders of the Representatives' Warrants will receive good title to the securities purchased by them upon the exercise of the Representatives' Warrants, free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements, and voting trusts. The Representatives' Securities conform to all statements relating thereto contained in the Registration Statement and the Prospectus.

                  (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be properly described in the Prospectus, neither the Company nor any Subsidiary has (i) issued any securities or incurred any material liability or material obligation, primary or contingent, for borrowed money, (ii) entered into any material transaction not in the ordinary course of business, (iii) declared or paid any dividend on its capital stock, except dividends by a Subsidiary to the Company or another Subsidiary, or (iv) experienced any adverse changes or any development which may materially adversely effect the condition (financial or otherwise), net assets or shareholders' equity, results of operations, business, key personnel, assets, or properties of the Company and the Subsidiaries taken as a whole.

                  (q) Neither the Company or any Subsidiary nor any of their respective officers, directors, or affiliates (as defined in the Regulations), has taken or will take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Firm Stock or the Additional Stock.

                  (r) The Company has obtained from each of its directors, officers, and shareholders a written agreement, in form and substance satisfactory to counsel for the Underwriters, that, for a period of 18 months from the date on which the Registration Statement is declared by the Commission to be effective under the Securities Act, he, she, or it will not, without the prior written consent of Strasbourger, publicly offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Shares or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, Common Shares or other securities of the Company, including, without limitation, any Common Shares issuable pursuant to the terms of any employee stock options.

                  (s) The Company is not, and does not intend to conduct its business in a manner in which it would be required to register as, an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations promulgated thereunder.

                  (t) No person or entity has the right to require registration of Common Shares or other securities of the Company because of the filing or effectiveness of the Registration Statement, which right has not been waived.


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                  (u) Except as may be set forth in the Prospectus, the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

                  (v) Neither the Company or any Subsidiary, nor any of their respective affiliates, is presently doing business with the government of Cuba or with any person or affiliate located in Cuba. If, at any time after the date on which the Registration Statement is declared by the Commission to be effective under the Securities Act or with the Florida Department of Banking and Finance (the "Florida Department"), whichever is later, and prior to the end of the period referred to in the first clause of Section 2(b) hereof, the Company and any Subsidiary commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba, the Company will so inform the Florida Department within 90 days after such commencement of business in Cuba, and, during the period referred to in Section 2(2) hereof, will inform the Florida Department within 90 days after any change occurs with respect to previously reported information.

                  (w) No officer, director, or shareholder of the Company has any affiliation or association with the National Association of Securities Dealers, Inc. (the "NASD") or any member thereof, except that Michael Carrazza, who is a consultant to the Company and after the Closing Date (as herein defined) will be a shareholder and Director of the Company, is the brother of an employee of one of the Representatives.

                  (x) Except as disclosed in the Prospectus, the Company, each of the Subsidiaries, and all shareholders of the Company have filed all necessary federal, state, provincial, local, and foreign income and franchise tax returns and other reports required to be filed and has paid all taxes shown as due thereon; and there is no tax deficiency which has been, or, to the knowledge of the Company, might be, asserted against the Company or any Subsidiary.

                  (y) To the best knowledge of the Company, none of the activities or business of the Company or any Subsidiary is in violation of, or will cause the Company or any Subsidiary to violate, any law, rule, regulation, or order of the United States, any state, county, or locality, or of any agency or body of the United States or of any state, county, or locality, the violation of which would have a material adverse effect upon the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company and the Subsidiaries taken as a whole.

                  (z) The Common Shares have been approved for quotation on the Nasdaq SmallCap Market and the Boston Stock Exchange (the "Stock Exchange").

                  (aa) The Company is in compliance with all U.S. and Canadian federal, state, provincial, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment, and wages and hours. There are no pending investigations involving the Company, by the U.S. Department of Labor, or any other U.S. or Canadian governmental agency responsible for the enforcement of such federal, state, local, or

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foreign laws and regulations. There is no unfair labor practice charge or complaint against either the Company pending before the National Labor Regulations Board or its Canadian counterpart or any strike, picketing, boycott, dispute, slowdown or stoppage pending or, to the best knowledge of the Company, threatened against or involving the Company or any predecessor entity, and none has ever occurred. No representation question exists respecting the employees of the Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending or threatened under any expired or existing collective bargaining agreements of the Company. No labor dispute with the employees of the Company exists, or, is imminent.

                  (ab) Except as described in the Prospectus, the Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multi employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA" Plans"). The Company does not maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could reasonably be expected to have a material adverse effect of the business, prospects, financial condition, or results of operations of the Company. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Internal Revenue Code of 1986, as amended (the "Code") and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multi employer plan."

                  (ac) The Company has not been notified nor is otherwise aware that it is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law ("Environmental Laws"). To the best knowledge of the Company, the Company is in compliance with all applicable existing Environmental Laws, except for such instances of non-compliance which would not have a material adverse effect on the business, prospects, financial condition, or results of operations. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulation under or within the meaning of any other Environmental Law. To the best knowledge of the Company, no disposal, release or discharge of Hazardous Material has occurred on, in, at or about any of the facilities or properties of the Company except for those instances which are in compliance with Environmental Laws or in the aggregate would not have a material adverse effect on the business, prospects, financial condition, or results of operations of the Company. Except as described in the Prospectus, to the best knowledge of the Company: (i) there has been no storage, disposal, generation, transportation, handling or treatment of Hazardous Material by the Company (or to the knowledge of the Company, and of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action which has not been taken, under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for such violations and failures to take remedial action which would not result in, singularly or in the aggregate, a material adverse effect on the business, prospects, financial condition, or results of operations of the Company; and
(ii) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environmental surrounding such property by the Company of any Hazardous Material, except for such spills, discharge, leaks, emissions, injections, escapes, dumping or releases which are in compliance with Environmental Laws or would not result in, singularly or in the aggregate, a material adverse effect the business, prospects, financial condition, or results of operations of the Company.

                  (ad) None of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities or Warrants to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Board of Governors of the Federal Reserve Board.

         3. Purchase, Sale, and Delivery of the Stock and the Representatives' Warrants.

                  (a) On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, and, the Underwriters, severally and not jointly, agree to purchase from the Company, the numbers of shares of Firm Stock set forth opposite the respective names of the Underwriters in Schedule I hereto.

                  The purchase price per share of the Firm Stock to be paid by the several Underwriters shall be $4.50. The initial public offering price per share of the Firm Stock shall be $5.00.

                  Payment for the Firm Stock by the Underwriters shall be made by wire transfer of immediately available funds to an account designated by, the Company, at the offices of Strasbourger Pearson Tulcin Wolff Incorporated, 61 Broadway, New York, New York 10006, or at such other place in the New York City metropolitan area as the Representatives shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the Firm Stock to the Representatives for the respective accounts of the Underwriters. Such delivery and payment shall be made at 9:00 a.m., New York City local time, on the third business day following the time of the initial public offering, as defined in Section 11(a) hereof (unless such time and date is postponed in accordance with the provisions of Section 9(c) hereof), or at such other time as shall be agreed upon between the Representatives and the Company. The time and date of such delivery and payment are hereinafter referred to as the "Closing Date."

                  Certificates representing the Firm Stock shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Closing Date. The Company shall permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

                  (b) The Company hereby grants to the Underwriters' the Over-allotment Option to purchase up to an aggregate of 165,000 Common Shares, as may be necessary to cover over-allotments, at the same purchase price per share to be paid by the several Underwriters to the Company for the Firm Stock as provided for in this Section 3 hereof. The Over-allotment Options may be exercised only to cover over-allotments in the sale of shares by Underwriters' and shall be exercised pro rata to the numbers of Common Shares set forth opposite the names of such Underwriters in Schedule I hereto. The Over-allotment Option may be exercised by the Underwriters on the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, at any time and from time to time on or before the forty-fifth day following the date on which the Registration Statement becomes effective under the Securities Act, by written notice by the Representatives to the Company. Such notice shall set forth the aggregate number of shares of Additional Stock as to which the Over-allotment Option is being exercised, the name or names in which the certificates representing the Additional Stock are to be registered, the authorized denominations in which the Additional Stock is to be registered, and the time and date, as determined by the Representatives, when such shares of Additional Stock are to be delivered (each such time and date are hereinafter referred to as an "Additional Closing Date"); provided, however, that no Additional Closing Date shall be earlier than the Closing Date nor earlier than the second business day after the date on which the notice of the exercise of the Over-allotment Option shall have been given nor later than the eighth business day after the date on which such notice shall have been given.

                  In the event the Company declares or pays a dividend or a distribution on the Common Shares, whether in the form of cash, Common Shares, or other consideration, prior to the Additional Closing Date, such dividend or distribution shall also be paid on the Additional Stock on the later of the Additional Closing Date and the date on which such dividend or distribution is payable.

                  Payment for the shares of Additional Stock by the Underwriters shall be made by wire transfer of immediately available funds to an account designated by the Company at the offices of Strasbourger Pearson Tulcin Wolff Incorporated, 61 Broadway, New York, New York 10006, or at such other place in the New York City metropolitan area as the Representatives shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the shares of Additional Stock to the Underwriters' for their respective accounts.

                  Certificates for the shares of Additional Stock shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Additional Closing Date with respect thereto. The Company shall permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date with respect thereto.

                  (c) The Company hereby agrees to issue and sell to the Representatives (individually and in consideration of the services to be provided under the Financial Advisory Agreement and not as the representatives of the several Underwriters) and/or their designees on the Closing Date the Representatives' Warrants to purchase the Warrant Shares for an aggregate purchase price of $110.00.

                  Delivery and payment for the Representatives' Warrants shall be made on the Closing Date. The Company shall deliver to the Representatives upon payment therefor, certificates representing the Representatives' Warrants in the name or names and in such authorized denominations as the Representatives may request. The Representatives' Warrants shall be exercisable for a period of four years commencing one year from the date on which the Registration Statement was declared effective under the Securities Act at an initial exercise price per Warrant Share equal to $8.25.

                  (d) It is understood that the Representatives may (but shall not be obligated to) make any and all the payments required pursuant to this
Section 3 on behalf of any Underwriters whose check or checks shall not have been received by the Representatives at the time of delivery of the Stock to be purchased by such Underwriter or Underwriters. Any such payment by the Representatives shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

         4.       Offering.

                  (a) The Underwriters are to make a public offering of the Firm Stock as soon, on or after the date on which the Registration Statement becomes effective under the Securities Act, as the Representatives deem it advisable so to do. The Firm Stock is to be initially offered to the public at the initial public offering price as provided for in Section 3(a) (such price being hereinafter referred to as the "public offering price"). After the initial public offering, the Representatives may from time to time increase or decrease the public offering price, in the sole discretion of the Representatives, by reason of changes in general market conditions or otherwise.

                  (b) Until the later of the Closing Date and the completion of the distribution of the Firm Stock and Additional Stock, the Underwriters will not offer, sell or deliver the Firm Stock and Additional Stock, directly or indirectly, in Canada or to or for the benefit of any person who the Underwriters know or have reasonable grounds for believing is a resident thereof in violation of the securities laws of Canada or any province or territory of Canada.

         5. Covenants. The Company covenants that it will:

                  (a) Use its best efforts to cause the Registration Statement to become effective under the Securities Act as promptly as possible and notify the Representatives and counsel to the Underwriters immediately, and confirm such notice in writing, (i) when the Registration Statement and any post-effective amendment thereto become effective under the Securities Act, (ii) of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, (iii) of the filing with the Commission of any supplement to the Prospectus, and (iv) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible. If the Registration Statement has become or becomes effective under the Securities Act with a form of prospectus omitting Rule 430A Information, or filing of the Prospectus with the Commission is otherwise required under Rule 424(b) of the Regulations, the Company will file with the Commission the Prospectus, properly completed, pursuant to Rule 424(b) of the Regulations within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.

                  (b) During the time when a prospectus relating to the Firm Stock or the Additional Stock is required to be delivered hereunder or under the Securities Act or the Regulations, comply with all requirements imposed upon it by the Securities Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Stock in accordance with the provisions hereof and the Prospectus. If, at any time when a prospectus relating to the Firm Stock or the Additional Stock is required to be delivered hereunder or under the Securities Act or the Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Underwriters, the Registration Statement or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of either of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Securities Act or the Regulations, the Company will immediately notify the Representatives and promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Representatives and counsel to the Underwriters) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective under the Securities Act as soon as possible.

                  (c) Deliver without charge to each of the several Underwriters such number of copies of each Preliminary Prospectus as may reasonably be requested by the Underwriters and, as soon as the Registration Statement, or any amendment thereto, becomes effective under the Securities Act or a supplement is filed with the Commission, deliver without charge to the Representatives two signed copies of the Registration Statement, including exhibits, or such amendment thereto, as the case may be, and two copies of any supplement thereto, and deliver without charge to each of the several Underwriters such number of copies of the Prospectus, the Registration Statement, and amendments and supplements thereto, if any, without exhibits, as the Representatives may reasonably request for the purposes contemplated by the Securities Act.

                  (d) Endeavor in good faith, in cooperation with the Representatives, at or prior to the time the Registration Statement becomes effective under the Securities Act, to qualify the Securities for offering and sale under the "blue sky" or securities laws of such jurisdictions as may be designated by the Representatives; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representatives agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

                  (e) Make generally available, within the meaning of Section 11(a) of the Securities Act and the Regulations, to its security holders as soon as practicable, but not later than forty-five (45) days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement, which need not be certified by independent certified public accountants unless required by the Securities Act or the Regulations, but which shall satisfy the provisions of
Section 11(a) of the Securities Act and the Regulations, covering a period of at least 12 months beginning after the date on which the Registration Statement was declared effective under the Securities Act.

                  (f) For a period of 18 months after the date of the Prospectus, not, without the prior written consent of Strasbourger, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Shares or other securities of the Company, or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, Common Shares, except as contemplated by Section 3 hereof and except for (i) the issuance of stock options, or Common Shares issuable upon the exercise thereof, which have been or may be granted pursuant to the Company's 1998 Stock Option Plan, up to an aggregate of 435,000 Common Shares, all as properly described in the Prospectus, (ii) upon the exercise of warrants outstanding on the date hereof, as properly described in the Prospectus, (iii) the issuance of shares of Warrant Stock issuable upon exercise of the Representatives' Warrants, and (iv) the issuance of Common Shares in connection with acquisitions by the Company.

                  (g) For a period of five years after the date on which the Registration Statement was declared effective under the Securities Act furnish the Representatives without charge, the following:

                           (1)  within 90 days after the end of each fiscal
year, one copy of financial statements certified by independent certified public accountants, including a balance sheet, statement of operations, and statement cash flows of the Company and its then existing subsidiaries, if any, with supporting schedules, prepared in accordance with generally accepted accounting principles, as at the end of such fiscal year and for the 12 months then ended, which may be on a consolidated basis;

                           (2) as soon as practicable after they have been sent
to shareholders of the Company or filed with, or furnished to, the Commission, the NASD, or the Exchange one copy of each annual and interim financial and other report or communication sent by the Company to its shareholders or filed with, or furnished to, the Commission, the NASD, or the Exchange;

                           (3) as soon as practicable, one copy of every press
release and every material news item and article in respect of the Company, any Subsidiary, or their respective affairs which was released by the Company or any such Subsidiary; and

                           (4) such additional documents and information with
respect to the Company, any Subsidiary, and their respective affairs, as the Representatives may from time to time reasonably request; provided, however, that such additional documents and information shall be received by the Representatives on a confidential basis, unless otherwise disclosed to the public, and shall not be used in violation of the federal securities laws and the rules and regulations promulgated thereunder.

                  (h) Apply the net proceeds received by the Company from the offering contemplated by this Agreement in the manner set forth under the heading "Use of Proceeds" in the Prospectus.

                  (i) Furnish to the Representatives as early as practicable prior to the Closing Date and each Additional Closing Date, if any, as the case may be, but not less than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 7(f) hereof.

                  (j) File no amendment or supplement to the Registration Statement or Prospectus at any time, whether before or after the date on which the Registration Statement was declared effective under the Securities Act, unless such filing shall comply with the Securities Act and the Regulations and unless the Representatives shall previously have been advised of such filing and furnished with a copy thereof, and the Representatives shall have approved such filing in writing. Until the later of (i) the completion by the Underwriters of the distribution of the Stock (but in no event more than nine months after the date on which the Registration Statement shall have been declared effective under the Securities Act) and (ii) 25 days after the date on which the Registration Statement shall have been declared effective under the Securities Act, the Company will prepare and file with the Commission, promptly upon the Representatives' request, any amendments or supplements to the Registration Statement or the Prospectus which, in the sole opinion of the Representatives, may be necessary or advisable in connection with the distribution of the Stock.

                  (k) File timely with the Commission an appropriate form to register the

Common Shares, including the Stock, pursuant to Section 12(b) of the Exchange Act and comply with all registration, filing, and reporting requirements of the Exchange Act, which may from time to time be applicable to the Company.

                  (l) Comply with all provisions of all undertakings contained in the Registration Statement.

                  (m) Prior to the later of (A) the date referred to in the second sentence of clause (j) of this Section 5, and (B) any Additional Closing Date, issue no press release or other communication, directly or indirectly, and hold no press conference with respect to the Company, the financial condition, results of operations, business, properties, assets, liabilities of any the Company or any Subsidiary, or this offering, without the prior written consent of the Representatives.

                  (n) Make all filings required to maintain the inclusion of the Common Shares on the Nasdaq SmallCap Market and the Exchange for at least five years from the date of this Agreement.

                  (o) On the Closing Date, sell to the Representatives, individually and not as Representatives of the several Underwriters, at the price of $.001 per warrant, warrants to purchase the Warrant Stock, which Representatives' Warrants shall be substantially in the form set forth as an exhibit to the Registration Statement. On the Closing Date, execute and deliver to the Representatives the Financial Advisory Agreement.

                  (p) Until expiration of the Representatives' Warrants, keep reserved sufficient Common Shares for issuance upon exercise of the Representatives' Warrants.

                  (q) Deliver to the Representatives, without charge, within a reasonable period after the last Additional Closing Date or the expiration of the period during which the Representatives may exercise the Over-allotment Options, five sets of leather bound volumes of the Registration Statement and all related materials to the individuals designated by the Representatives or counsel to the Underwriters.

                  (r) For a period of three years after the effective date on which the Registration Statement is declared effective under the Securities Act, provide, at its sole expense, to the Representatives copies of the Company's daily transfer sheets, if so requested by the Representatives.

                  (s) Maintain key-person life insurance payable to the Company on the life of Mr. Declan A. French, the President, Chairman of the Board of Directors, and Chief Executive Officer of the Company, in the amount of at least $200,000 for the period of time equal to the longer of three years from the date on which the Registration Statement becomes effective under the Securities Act and the term of the employment agreement between the Company and such officer.

                  (t) For a period of three years from the date on which the Registration Statement becomes effective under the Securities Act, the Representatives shall have the right to designate a director or appoint a designee as an observer of the Company's Board of Directors. Such director or observer will have the right to attend all meetings of the Board of Directors. Such director or observer shall be entitled to receive reimbursement for all out-of-pocket expenses incurred in attending such meetings, including, but not limited to, food, lodging, transportation, and any fees paid to directors for attending meetings. The Representatives shall be given notice of such meetings at the same time and in the same manner as directors of the Company are informed. The Representatives and such director or observer shall be indemnified to the same extent as the other directors. The Company will purchase directors and officers insurance in an amount of not less than $2,000,000, provided, however, that the Company shall not be required to pay more than $50,000 per year in order to maintain such insurance, and if insurance in such amount is not available at such cost, the Company shall purchase that amount of such insurance which is available at a cost of $50,000 per year.

                  (u) For a period of three years from the date on which the Registration Statement becomes effective under the Securities Act, retain a transfer agent reasonably acceptable to the Representatives.

         6. Payment of Expenses. The Company hereby agrees to pay all expenses (other than fees of counsel for the Underwriters, except as provided in Section 6(c)) in connection with (a) the preparation, printing, filing, distribution, and mailing of the Registration Statement and the Prospectus and the printing, filing, distribution, and mailing of this Agreement and the Agreement Among Underwriters, any Selected Dealer Agreement and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments or supplements thereto supplied to the Underwriters in quantities as hereinabove stated, (b) the issuance, sale, transfer, and delivery (as applicable) of the Securities, including, without limitation, the purchase from the Company of the Stock by the Underwriters, the purchase by the Representatives of the Representatives' Warrants, the consummation by the Company of any of its obligations under the this Agreement, the Financial Advisory Agreement, or under the Representatives' Warrants, the resale of the Stock by the Underwriters in connection with the distribution contemplated by this Agreement, and any transfer or other taxes payable thereon,
(c) the qualification of the Securities under state or foreign "blue sky" or securities laws, including the costs of printing and mailing the preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters (up to $35,000) and the disbursements in connection therewith, (d) the filing fees payable to the Commission, the NASD, NASD Regulation, Inc. ("NASDR"), and the jurisdictions in which such qualification is sought, (e) any fees relating to the listing of the Common Shares on the Exchange and any other stock market or exchange, (f) the cost of printing or engraving certificates representing the Securities, (g) the fees of the transfer agent for the Securities, (h) advertising costs and expenses, including, but not limited to, costs and expenses relating to the "road show," information meetings and presentations (including travel and hotel), bound volumes, prospectus memorabilia, and expenses relating to tombstone advertisements, (i) a non-accountable expense allowance equal to three percent of the gross proceeds of the sale of the Firm Stock and the Additional Stock (less $75,000 previously paid to the Representatives by the Company in respect of such non-accountable expense allowance) to the Representatives on the Closing Date, (j) fees and expenses of counsel to, and independent certified public accountants of, the Company, and
(k) costs and expenses in connection with due diligence investigations, including, but not limited to, fees of any consultant retained by the Underwriters. Notwithstanding the foregoing, if the offering contemplated hereby should be terminated, the Company agrees to pay the Representatives only the out-of-pocket expenses incurred by the Underwriters in connection with this Agreement or the proposed offer, sale, and delivery of the Securities.

         7. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Firm Stock and the Additional Stock, as provided herein, and the obligation of the Representatives, individually and not as representatives of the several Underwriters, to purchase and pay for the Representatives' Warrants, each as provided herein, shall be subject, in the discretion of the Representatives, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Underwriters, as of the date hereof and as of the Closing Date (or any Additional Closing Date, as the case may be), to the performance by the Company of its obligations hereunder, and to the following conditions:

                  (a) The Registration Statement shall have become effective under the Securities Act not later than 6:00 P.M., New York City local time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representatives, on or prior to the Closing Date, or any Additional Closing Date, as the case may be, no Stop Order shall have been issued and no proceeding shall have been initiated or threatened with respect to a Stop Order; and any request by the Commission for additional information shall have been complied with by the Company to the reasonable satisfaction of counsel for the Underwriters. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act.

                  (b) (i) At the Closing Date and any Additional Closing Date, as the case may be, you shall have received the opinion of Gersten, Savage, Kaplowitz & Fredericks, LLP, United Stated counsel for the Company, dated the date of delivery, addressed to the Underwriters, and in form and scope satisfactory to counsel for the Underwriters, with reproduced copies or signed counterparts thereof for each of the Underwriters.

                      (ii) At the Closing Date and any Additional Closing Date, as the case may be, you shall have received the opinion of McMillan Binch, Canadian counsel for the Company, dated the date of delivery, addressed to the Underwriters, and in form and scope satisfactory to counsel for the Underwriters, with reproduced copies or signed counterparts thereof for each of the Underwriters.

                  (c) On or prior to the Closing Date and any Additional Closing Date, as the case may be, the Underwriters shall have been furnished such information, documents, certificates, and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in
Section 7(b), and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as the Representatives may reasonably request.

                  (d) At the Closing Date or any Additional Closing Date, as the case may be, (i) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Securities Act and the Regulations, and in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in the business, properties, or condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt, or general affairs of the Company or any Subsidiary from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the date on which the Registration Statement becomes effective under the Securities Act, and neither the Company nor any Subsidiary shall have incurred any material liabilities or entered into any agreements not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus,
(iii) except as set forth in the Prospectus, no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation shall be pending, threatened, or in prospect (or any basis therefor) with respect to the Company or any Subsidiary or any of their respective operations, businesses, properties, or assets which would be required to be set forth in the Registration Statement, wherein an unfavorable decision, ruling, or finding would materially adversely affect the business, property, condition (financial or otherwise), results of operations, or general affairs of the Company or such Subsidiary, and (iv) the Stock be listed upon the Nasdaq SmallCap Market and the Exchange.

                  (e) At the Closing Date and any Additional Closing Date, as the case may be, you shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date or such Additional Closing Date, as the case may be, to the effect, among other things, that (i) the conditions set forth in Sections 7(a) and 7(d) have been satisfied, (ii) as of the date of this Agreement and as of the Closing Date or such Additional Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are accurate and correct in all material respects, and (iii) as of the Closing Date or such Additional Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior to such time have been fully performed.

                  (f) At the time this Agreement is executed and at the Closing Date and any Additional Closing Date, as the case may be, you shall have received a letter, addressed to the Underwriters, and in form and substance satisfactory to the Representatives, with reproduced copies or signed counterparts thereof for each of the Underwriters, from Schwartz Levitsky Feldman, independent certified public accountants for the Company and each of the Subsidiaries, dated the date of delivery, in form and substance satisfactory to the Representatives and counsel to the Underwriters.

                  (g) All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Securities shall be satisfactory in form and substance to the Representatives and to counsel for the Underwriters, and the Underwriters shall have received from such counsel for the Underwriters the opinion, dated as of the Closing Date and the Additional Closing Date, as the case may be, with respect to such of the matters set forth under Section 7(b), and with respect to such other related matters, as the Representatives may reasonably request.

                  (h) NASDR, upon review of the terms of the public offering of the Stock shall not have objected to the Underwriters' participation in such offering.

                  (i) Prior to or on the Closing Date, the Company shall have entered into the Financial Advisory Agreement and the Representatives' Warrants with the Representatives.

                  (j) Prior to or on the Closing Date, the Company shall have provided to you copies of the agreements referred to in Section 2(r).

         Any certificate or other document signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company hereunder to the Underwriters as to the statements made therein. If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or any Additional Closing Date, as the case may be, is not so fulfilled, the Representatives may, on behalf of the several Underwriters, terminate this Agreement or, if the Representatives so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

         8.       Indemnification and Contribution.

                  (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 8, but not be limited to, reasonable attorneys' fees and any and all reasonable expense incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or (B) any application or other document or communication (for purposes of this Section 8, collectively referred to as an "application") executed by, or on behalf of, the Company or based upon written information furnished by, or on behalf of, the Company filed in any jurisdiction in order to qualify the Securities under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company as stated in Section 8(b) with respect to any Underwriter by, or on behalf of, such Underwriter through the Representatives expressly for inclusion in the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

                  If any action is brought against an Underwriter or any of its respective officers, directors, partners, employees, agents, or counsel, or any controlling persons of an Underwriter (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this Section 8(a)) and the Company shall promptly assume the defense of such action, including, without limitation, the employment of counsel satisfactory to such indemnified party or parties and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from, or in addition to, those available to the Company, in any of which events such fees and expenses shall be borne by the Company, and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Securities, the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto, or any application.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the several Underwriters in Section 8(a), but only with respect to statements or omissions, if any, made in the Registration Statement, any Preliminary Prospectus, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information furnished to the Company as stated in this Section 8(b) with respect to any Underwriter by, or on behalf of, such Underwriter through the Representatives expressly for inclusion in the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto, or on any application, as the case may be; provided, however, that the obligation of each Underwriter to provide indemnity under the provisions of this Section 8(b) shall be limited to the amount which represents the product of (i) the number of shares of Stock underwritten by such Underwriter hereunder and the (ii) the underwriting discount per Common Share set forth on the cover page of the Prospectus. For all purposes of this Agreement, the amounts of the selling concession and reallowance and the name of each of the Underwriters, and the number of shares of Firm Stock purchased by each of the Underwriters set forth in the Prospectus constitute the only information furnished in writing by, or on behalf of, such Underwriter expressly for inclusion in the Registration Statement, any Preliminary Prospectus, or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against any Underwriter pursuant to this Section 8(b), such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a).

                  (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 8(a) or 8(b) (subject to the limitations thereof), but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by, or on behalf of, any director of the Company, any officer of the Company who signed the Registration Statement, and any controlling person of the Company), as one entity, and the Underwriters (including for this purpose any contribution by, or on behalf of, an indemnified party) as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, so that the Underwriters, in the aggregate, are responsible for the proportion thereof equal to the percentage which the underwriting discount per Common Share set forth on the cover page of the Prospectus represents of the initial public offering price per Common Share set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Underwriters in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Underwriters agree that it would be unjust and inequitable if the respective obligations of the Company and the Underwriters for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Underwriters and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 8(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8(c), each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of any Underwriter shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8(c). Anything in this Section 8(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8(c) is intended to supersede any right to contribution under the Securities Act, the Exchange Act, or otherwise.

         9. Default by an Underwriter.

                  (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Stock or Additional Stock hereunder, and if the number of shares of Firm Stock or Additional Stock to which the defaults of all Underwriters in the aggregate relate does not exceed 10% of the number of shares of Firm Stock or Additional Stock, as the case may be, which all Underwriters have agreed to purchase hereunder, then such shares of Firm Stock or Additional Stock to which such defaults relate shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

                  (b) If such defaults exceed in the aggregate 10% of the number of shares of Firm Stock or Additional Stock, as the case may be, which all Underwriters have agreed to purchase hereunder, the Representatives may, in their discretion, arrange to purchase itself or for another party or parties to purchase such shares of Firm Stock or Additional Stock, as the case may be, to which such default relates on the terms contained herein. If the Representatives do not arrange for the purchase of such shares of Firm Stock or Additional Stock, as the case may be, within one business day after the occurrence of defaults relating to in excess of 10% of the Firm Stock or the Additional Stock, as the case may be, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to the Representatives to purchase such shares of Firm Stock or Additional Stock, as the case may be, on such terms. If the Representatives or the Company does not arrange for the purchase of the shares of Firm Stock or Additional Stock, as the case may be, to which such defaults relate as provided in this Section 9(b), this Agreement may be terminated by the Representatives or by the Company without liability on the part of the Company (except that the provisions of Sections 5(a)(1), 6, 8, 10, and 13 shall survive such termination) or the several Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for any damages occasioned by its default hereunder.

                  (c) If the shares of Firm Stock or Additional Stock to which such defaults relate are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Date or the Additional Closing Date, as the case may be, for a reasonable period but not in any event more than seven business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements with respect to the Firm Stock or the Additional Stock, and the Company agrees to prepare and file promptly any amendment or supplement to the Registration Statement or the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 as if such party had originally been a party to this Agreement and had been allocated the number of shares of Firm Stock and Additional Stock actually purchased by it as a result of its original commitment to purchase Firm Stock and Additional Stock and its purchase of shares of Firm Stock or Additional Stock pursuant to this Section 9.

         10. Representations and Agreements to Survive Delivery. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and any Additional Closing Date, and such representations, warranties, covenants, and agreements of the Underwriters and the Company, including the indemnity and contribution agreements contained in
Section 8, shall remain operative and in full force and effect regardless of any investigation made by, or on behalf of, any Underwriter or any indemnified person, or by, or on behalf of, the Company or any person or entity which is entitled to be indemnified under Section 8(b), and shall survive termination of this Agreement or the delivery of the Firm Stock and the Additional Stock, if any, to the several Underwriters. In addition, the provisions of Sections 5(a)(1), 6, 8, 10, 11, and 13 shall survive termination of this Agreement, whether such termination occurs before or after the Closing Date or any Additional Closing Date. Notwithstanding anything in the second sentence of
Section 6 hereof to the contrary, and in addition to the obligations assumed by the Company pursuant to the first sentence of Section 6 hereof, if the offering should be terminated, the Company shall be liable to the Underwriters only for out-of-pocket expenses incurred by the Underwriters in connection with this Agreement or the proposed, offer, sale, and delivery of the Securities.

         11.      Effective Date of This Agreement and Termination Thereof.

                  (a) This Agreement shall become effective at 9:30 A.M., New York City local time, on the first full business day following the day on which the Registration Statement becomes effective under the Securities Act or at the time of the initial public offering by the Underwriters of the Firm Stock, whichever is earlier. The time of the initial public offering shall mean the time, after the Registration Statement becomes effective under the Securities Act, of the release by the Representatives for publication of the first newspaper advertisement which is subsequently published relating to the Firm Stock or the time, after the Registration Statement becomes effective under the Securities Act, when the Firm Stock is first released by the Representatives for offering by the Underwriters or dealers by letter or telegram, whichever shall first occur. The Representatives or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 11, by giving the notice indicated in Section 11(d) before the time this Agreement becomes effective under the Securities Act.

                  (b) If the purchase price of the Firm Stock has not been determined as provided for in Section 3 prior to 4:30 p.m., New York City local time, on the fifth full business day after the date on which the Registration Statement becomes effective under the Securities Act, this Agreement may be terminated at any time thereafter either by the Representatives or by the Company by giving notice to the other unless before such termination the purchase price for the Firm Stock has been so determined. If the purchase price of the Firm Stock has not been so determined prior to 4:30 p.m., New York City local time, on the tenth full business day after the date on which the Registration Statement becomes effective under the Securities Act, this Agreement shall automatically terminate forthwith.

                  (c) In addition to the right to terminate this Agreement pursuant to Sections 7 and 9 hereof, the Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date or any Additional Closing Date, as the case may be, by giving notice to the Company, and, if exercised, the Over-allotment Option, at any time prior to any Additional Closing Date, by giving notice to the Company, (i) if there shall have been a general suspension of, or a general limitation on prices for, trading in the Common Shares or in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; or (ii) if there shall have been an outbreak or increase in the level of major hostilities or other national or international calamity; or (iii) if a banking moratorium has been declared by a state or federal authority; or (iv) if a moratorium in foreign exchange trading by major international banks or persons has been declared; or (v) if there shall have been a material interruption in the mail service or other means of communication within the United States; or (vi) if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or court or government action, order, or decree, which will, in the opinion of the Representatives, make it inadvisable to proceed with the offering, sale, or delivery of the Firm Stock or the Additional Stock, as the case may be; or (vii) if any material governmental restrictions shall have been imposed on trading in securities in general, which restrictions are not in effect on the date hereof; or (viii) if there shall be passed by the Congress of the United States or by any state legislature any act or measure, or adopted by any governmental body or authoritative accounting institute or board, or any governmental executive, any orders, rules, or regulations, which the Representatives believe likely to have a material adverse effect on the business, financial condition, or financial statements of the

Company or the market for the Common Shares; or (ix) if the obligations of the Company set forth in Section 7 hereof have not been performed, satisfied, or waived or the Company shall have failed, refused, or been unable to perform all obligations and satisfy all conditions on its part to be satisfied or performed hereunder prior thereto; (x) there shall have been a material adverse effect, or any development involving a prospective material adverse effect, in the business, prospects, financial condition, or results of operations of the Company, or any executive officer of the Company shall have suffered any injury or disability of a nature that materially adversely affects his ability to function in his or her respective capacities for the Company for more than six months, or any material action, suit, or proceeding shall be threatened, instituted, or pending, at law or in equity, against the Company or any of its directors or executive officers, by any person or by any federal, state, or other governmental body or entity.

                  (d) If the Representatives elect to prevent this Agreement from becoming effective, as provided in this Section 11, or to terminate this Agreement pursuant to Section 7 of this Agreement or this Section 11, the Representatives shall notify the Company promptly by telephone, telex, or telegram, confirmed by letter. If, as so provided, the Company elects to prevent this Agreement from becoming effective or to terminate this Agreement, the Company shall notify the Representatives promptly by telephone, telex, or telegram, confirmed by letter.

                  (e) Anything in this Agreement to the contrary notwithstanding other than Section 11(f), if this Agreement shall not become effective by reason of an election pursuant to this Section 11 or if this Agreement shall terminate or shall otherwise not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the several Underwriters, in addition to the obligations the Company assumed pursuant to the first sentence of Section 6, will be to reimburse the several Underwriters for such out-of-pocket expenses (including the fees and disbursements of their counsel) as shall have been incurred by them in connection with this Agreement or the proposed offer, sale, and delivery of the Securities, and, upon demand, the Company agrees to pay promptly the full amount thereof to the Representatives for the respective accounts of the Underwriters. Anything in this Agreement to the contrary notwithstanding other than Section 11(f), if this Agreement shall not be carried out within the time specified herein for any reason other than the failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the Company shall have no liability to the several Underwriters other than for obligations assumed by the Company pursuant to Section 6.

                  (f) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 5(a)(1), 6, 8, 10, and 13 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof. Notwithstanding anything in the second sentence of Section 6 hereof to the contrary, and in addition to the obligations assumed by the Company pursuant to the first sentence of Section 6 hereof, if the offering should be terminated, the Company shall be liable to the several Underwriters only for out-of-pocket expenses incurred by the several Underwriters in connection with this Agreement or the proposed, offer, sale, and delivery of the Securities.

         12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to such Underwriter, c/o Strasbourger Pearson Tulcin Wolff Incorporated, 61 Broadway, New York, New York 10006, Attention: Mr. Allan Levine, and Win Capital Corp., 2 Rector Street, New York, New York 10006,
Attention: Al Barbara, with a copy to Stroock & Stroock & Lavan LLP, New York, New York 10038, Attention: James Tanenbaum, Esq.; or if sent to the Company, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to the Company, IT Staffing Ltd., 55 University Avenue, Toronto, Canada M5J 2H7,
Attention: Declan A. French, with a copy to Gersten, Savage, Kaplowitz & Fredericks, LLP, 101 East 52nd Street, 9th Floor, New York 10022, Attention: Jay
M. Kaplowitz, Esq. and Arthur S. Marcus, Esq. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

         13. Parties. Each Representative, individually and not as the representative of the several Underwriters, represents that it is authorized to act as the Representative on behalf of the several Underwriters named in
Schedule I hereto, and the Company shall be entitled to act and rely on any request, notice, consent, waiver, or agreement purportedly given on behalf of the Underwriters when the same shall have been given by the Representative on such behalf. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, the Company, and the persons and entities referred to in Section 8 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any buyer, as such, of the Firm Stock or the Additional Stock), and no other person shall have, or be construed to have, any legal or equitable right, remedy, or claim under, in respect of, or by virtue of this Agreement or any provision herein contained. Notwithstanding anything contained in this Agreement to the contrary, all of the obligations of the Underwriters hereunder are several and not joint.

         14. Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of laws. Time is of the essence in this Agreement.

         15. Consent to Jurisdiction. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of, or relating to, this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with
Section 12. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear or answer such summons, complaint, or other process. Should the Company fail to appear or answer within such 30-day period or such extended period, as the case may be, the Company shall be deemed in default and judgment may be entered against the Company for the amount as demanded in any summons, complaint, or other process so served. The Company hereby irrevocably appoints Gersten, Savage, Kaplowitz & Fredericks, LLP, United States counsel to the Company, as the Company's agent to receive service of process in any action against the Company in any federal or state court of the State of New York arising out of this offering.

         If the foregoing correctly sets forth the understandings among the Representatives and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                        Very truly yours,

                                        IT STAFFING LTD.


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:

                                        Accepted as of the date first above
                                        written in New York, New York

                                        STRASBOURGER PEARSON TULCIN
                                          WOLFF INCORPORATED
                                        WIN CAPITAL CORP.
                                        NUTMEG SECURITIES, LTD.
                                        MASON HILL & CO., INC.

                                        On behalf of themselves and the
                                        other several Underwriters named
                                        in Schedule I hereto.

                                        STRASBOURGER PEARSON TULCIN
                                          WOLFF INCORPORATED

                                        By:
                                            ---------------------------------
                                            Name: Michael Schumacher
                                            Title: President


                                        WIN CAPITAL CORP.

                                        By:
                                            ---------------------------------
                                            Name: Al Barbara
                                            Title: Vice Chairman

                                   SCHEDULE I



                                                                 Total
                                                                 Number
                                                               of Shares
                                                                 to be
Underwriter                                                    Purchased
-----------                                                    ---------

Strasbourger Pearson Tulcin Wolff Incorporated
Win Capital Corp.
Nutmeg Securities, Ltd.
Mason Hill & Co., Inc.

     Total                                                     1,100,000
                                                               =========